UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934.

Date of report (Date of earliest event reported): January 21, 2003

Commission file number: 0-16088

CERAMICS PROCESS SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization	04-2832409 (I.R.S. Employer Identification No.)
111 South Worcester Street P.O. Box 338 Chartley MA (Address of principal executive offices)	02712-0338 (Zip Code)

Registrant`s telephone no., including area code: 508-222-0614

Item 4. Resignation of Registrant`s Director

Effective January 21, 2003, Michael Bernique resigned from the Board of Directors of Ceramics Process Systems Corporation (the "Company") for personal reasons.

There are no disagreements between Mr. Bernique and the Company on any matter relating to the Company`s operations, policies or practices, or on any other matter.

Item 7: Financial Statements, Pro Forma Financial Information and Exhibits.

  Financial Statements of Businesses Acquired: Not applicable.
  Pro Forma Financial Information: Not applicable
  Exhibits:

99.1 Press Release dated January 28, 2002

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: January 28, 2003	/s/ Grant C. Bennett President and Treasurer